Exhibit 23

                     Independent Auditors' Consent

The Board of Directors
Polaroid Corporation:

We consent to incorporation by reference in the registration statements No. 33-36384 on Form S-8, No. 33-44661 on Form S-3, No.33-51173 on Form S-8, No.
333-0791 on Form S-3, No.333-32279 on Form S-8, No. 333-32281 on Form S-8, No.
333-32283 on Form S-8, No. 333-32285 on Form S-8, and No. 333-67647 on Form S-3
of Polaroid Corporation of our reports dated January 20, 1999, except for Note 8 to which the date is February 17, 1999, relating to the consolidated balance sheet of Polaroid Corporation and subsidiary companies as of December 31, 1998 and 1997, and the related consolidated statements of earnings, cash flows, and changes in common stockholders' equity, and the related financial statement schedule for each of the years in the three-year period ended December 31, 1998, which reports appear in the December 31, 1998, annual report on Form 10-K of Polaroid Corporation.

                                           /s/ KPMG PEAT MARWICK LLP

Boston Massachusetts
March 30, 1999


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